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PROXY                             INACOM CORP.

    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 17, 1999

    The undersigned hereby constitutes and appoints Bill L. Fairfield and David
C. Guenthner, or either of them, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein at the special meeting of stockholders of InaCom to be held at 10810 Farnam Drive, Omaha, Nebraska 68154, on February 17, 1999 at 10:00 a.m. and at any adjournment or postponement thereof, upon the matters set forth in the Joint Proxy Statement/Prospectus, and in their judgment and discretion, upon such other business as may properly come before the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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                            ^ FOLD AND DETACH HERE ^

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                                                                          2320

            THE BOARD OF DIRECTORS OF INACOM RECOMMENDS A VOTE FOR:

      PLEASE MARK YOUR
/X/   VOTE AS IN THIS
      EXAMPLE

Proposal 1:  Approval of the issuance of shares of Common Stock, par value $.10 per share, of InaCom to stockholders of Vanstar Corporation, a Delaware corporation ("Vanstar") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 8, 1998, among Vanstar, InaCom and InaCom Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of InaCom, as contemplated by the Merger Agreement. The Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Annex A.

            / /  FOR            / /  AGAINST            / /  ABSTAIN



Proposal 2:  Approval of an amendment to the Certificate of Incorporation of
             InaCom to increase the number of authorized shares of InaCom Common Stock.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

Proposal 3:  Approval of an increase in the shares of InaCom Common Stock authorized for issuance under the 1997 InaCom Stock Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

NOTE THAT APPROVAL OF EACH OF THE PROPOSALS IS CONDITIONED ON APPROVAL OF ALL OF
                                 THE PROPOSALS.


Signatures______________________________________ Date __________________________
(When signing as attorney, executor, administrator, trustee, guardian or conservator, designate full title. All joint tenants must sign.)